Convertible Note No.: CN-

Form of

12% SENIOR PROMISSORY NOTE

OF

EWELLNESS HEALTHCARE CORPORATION

NEITHER THE ISSUANCE AND SALE OF THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (i) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM GENERALLY ACCEPTABLE TO THE COMPANY’S LEGAL COUNSEL, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (ii) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

Principal Amount:	$[ ]
Issue Date:	[ ], 2014
Maturity Date:	One Year From the Effective Date of the Registration Statement

CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, eWellness Healthcare Corporation, a Nevada corporation (hereinafter called “Borrower” or the “Company”), hereby promises to pay to [ ] (the “Holder”) or order, without demand, the aggregate principal amount of [ ] ($[ ]) (the “Principal Amount”), plus all accrued interest, payable on the first anniversary of the Conversion Event Date, as herein after defined, (the first anniversary date being herein referred to as the “Maturity Date”), if not previously converted as provided herein prior to the Maturity Date.

This Note (“Note”) is issued pursuant to the terms of a Securities Purchase Agreement (the “Purchase Agreement”), by and between the Borrower and, inter alia, the Holder, dated as of the Issue Date, and shall be governed by the terms set forth herein and in the Purchase Agreement. Unless otherwise separately defined herein, all capitalized terms used in this Note shall have the same meaning as is set forth in the Purchase Agreement. The following terms shall apply to this Note:

ARTICLE I

GENERAL PROVISIONS

1.1 Conversion. Following the date on which the Commission declares the Registration Statement effective (the later event being referred to herein as the “Conversion Event Date”), and at any time prior to maturity, the Holder may convert this Note into shares of the Company’s Common Stock at a conversion price equal to $0.35 per share, as such price may be adjusted for security splits, reverse security splits, security dividends and the like as provided herein (as so adjusted, the “Conversion Price”). Conversion of this Note pursuant to this Section 1.1 shall constitute satisfaction in full of this Note.

1.2 Prepayment. This Note may be prepaid at any time by the Borrower without penalty.

1.3 Borrower is Permitted to Issue Other Indebtedness; This Indebtedness is Senior Indebtedness. The Borrower is permitted in the future to issue and create indebtedness and security interests of any kind, provided however that such additional indebtedness is ranked junior to the Notes. This Note and all of the Notes issued pursuant to the Purchase Agreement shall rank senior to any other debt and may not be subordinated to any other debt issued by the Company without the written consent of the Holders owning at least one-third percent (33.3%) of the then outstanding principal balance of all the Notes issued pursuant to the Purchase Agreement. Notwithstanding anything to the contrary, the obligations of the Company under this Note rank pari passu in right of payment with the indebtedness of the Company arising from the promissory notes described in Exhibit A hereto.

1.4 Interest. The outstanding Principal Amount shall bear interest at the rate of twelve percent (12%) per annum, payable quarterly. Interest shall be paid in cash, unless the Registration Statement is effective, in which case, interest shall be paid in shares of the Company’s Common Stock at the Conversion Price. Interest not paid by the Company shall be added to the Principal Amount at the end of each payment period and will be considered as the Principal Amount upon the earlier of conversion or redemption, as applicable.

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1.5 Unregistered Stock. The Common Stock which will be issued to the Holder pursuant to the conversion will be newly issued, unregistered Common Stock of the Borrower.

1.6 Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Issue Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time on or after the Issue Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 1.6 shall become effective immediately after the effective date of such subdivision or combination.

ARTICLE II

CONVERSION

2.1 Conversion Notice and Delivery of Shares. To effectuate a conversion of this Note as provided in Section 1.1, the Borrower will complete and deliver to the Holder a Notice of Conversion, a form of which is annexed hereto as Exhibit B (the “Notice of Conversion”). Within three (3) business days after delivery of such Notice of Conversion, the Borrower will deliver the applicable number of shares of Common Stock to the Holder.

2.2 Representations and Warranties of Borrower. Borrower represents, warrants and covenants that:

A. Following the Issue Date, it will reserve from its authorized and unissued Common Stock a sufficient number of shares of Common Stock to permit the full conversion of the Notes.

B. Upon issuance, the Common Stock will be duly and validly issued, fully paid and non-assessable.

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2.3 Representations and Warranties of the Holder. With respect to the Securities to be acquired by the Holder pursuant to the conversion provided herein, the Holder represents and warrants that the Securities are being acquired for investment for the Holder’s own account, the Holder is an “accredited investor” pursuant to Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), the Holder is an experienced investor and can bear the risk of loss of this investment, and the Holder understands that the Securities will not be registered under the Securities Act. Additional investor representations will be substantially similar to those to be set forth in the documents for the proposed offering of the Notes of the Company and will be included in the Purchase Agreement.

2.4 Concerning the Shares.

A. Legend. The Securities to be acquired by the Holder pursuant hereto, may not be sold or transferred unless (A) such shares are sold pursuant to an effective registration statement under the Securities Act, or (B) the Company or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (C) such shares are sold or transferred pursuant to Rule 144 under the Securities Act (or a successor rule) (“Rule 144”) or (D) such shares are sold or transferred outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, or (E) such shares are transferred to an “affiliate” (as defined in Rule 144) of the Company who agrees to sell or otherwise transfer the shares only in accordance with this Section 2.4. Except as otherwise provided in this Note (and subject to the removal provisions set forth below), until such time as the Securities issuable upon conversion of the Holder’s Note have been registered under the Act, otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of the Securities that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

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THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) WITHIN THE UNITED STATES AFTER REGISTRATION OR IN ACCORDANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF APPLICABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) WITHIN THE UNITED STATES IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS AND THE HOLDER HAS PRIOR TO SUCH SALE FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION.

B. Removal of Legend. The legend set forth above shall be removed and the Company shall issue to the Holder a new certificate therefor free of any transfer legend if (A) the Company shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Securities may be made without registration under the Act and the shares are so sold or transferred, (B) such Holder provides the Company with reasonable assurances that the Securities (to the extent such securities are deemed to have been acquired on the same date) can be sold pursuant to Rule 144 or (C) in the case of the Common Stock issuable upon conversion of the Note, such security is registered for sale by the Holder under an effective registration statement filed under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold. The Company shall cause its counsel to issue a legal opinion promptly after the effective date of any registration statement under the Act registering the resale of the Common Stock issuable upon conversion of the Note if required to effect the removal of the legend hereunder.

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ARTICLE III

REDEMPTION

In the event the Common Stock shall be listed on a U.S. stock exchange and trade, as determined by the daily closing price, for twenty (20) consecutive trading days at or above $1.50 per share (the “Redemption Event”), the Company shall have the right, but not the obligation, to redeem all or any portion of the outstanding Principal Amount of the Note, at which time the Holder may elect to convert the Note as set forth in Section 1.1 above. No later than ten (10) Business Days following a Redemption Event, the Company shall deliver written notice thereof via facsimile to the Holder (a “Redemption Notice”). At any time during the period beginning after the date of the Redemption Notice and ending five (5) Business Days thereafter, the Holder may submit a Conversion Notice to the Company requesting to convert all or any portion of this Note (“Redemption Conversion Notice”), to the Company, which Redemption Conversion Notice shall indicate the portion of the Principal Amount the Holder is electing to convert. The Company shall redeem the then outstanding Principal Amount of the Note, if any, on the twentieth (20th) Business Day following the date of the Redemption Notice at the Conversion Price, in cash or in shares of Common stock, at the Company’s sole discretion. The payment in cash for any redemptions shall be in compliance with Rule 419 of the Securities Act. Notwithstanding the foregoing, the Company may only redeem the Notes in shares of Common Stock if from the date the Holder receives the Redemption Notice through and until the date such redemption is paid in full, the Equity Conditions have been satisfied, unless waived in writing by the Holder. For purposes of this Article III, Equity Conditions shall mean during the period in question, (a) the Company shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the Holder, if any, (b) the Company shall have paid all other amounts owing to the Holder in respect of this Note, if any, (c)(i) there is an effective registration statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the shares of Note Shares (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future) or (ii) all of the Note Shares (and shares issuable in lieu of cash payments of interest) may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements as determined by the counsel to the Company as set forth in a written opinion letter to such effect, addressed and acceptable to the Holder, (d) the Common Stock is trading on a Trading Market and all of the Note Shares are listed or quoted for trading on such Trading Market (and the Company believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (e) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares then issuable pursuant to the Note, (f) there is no existing Event of Default and no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default, (g) there has been no public announcement of a pending or proposed Change of Control Transaction that has not been consummated, (h) the Holder is not in possession of any information provided by the Company that constitutes, or may constitute, material non-public information and (i) with respect to payments under this Section and Section 1.4, if any, the number of shares of Common Stock proposed to be issued in respect of such payments, in each case as attributable to all Note Holders, is less than 10% of the aggregate number of shares of Common Stock traded on the principal Trading Market during the 20 Trading Days immediately prior to such payment date. To the extent redemptions required by this Section 3 are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments.

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ARTICLE IV

EVENT OF DEFAULT

4.1 Event of Default. The occurrence of any of the following events of default (“Event of Default”) shall, at the option of the Holder hereof, make all sums of principal then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, subject to Section 1.1 above:

A. Failure to Pay, Etc. The Borrower shall fail to pay the Principal Amount or other sum due under this Note on the Maturity Date and thirty (30) days shall have elapsed from the Maturity Date and the payment default shall not have been cured in full.

B. Failure to Deliver Common Stock. Borrower fails to deliver Common Stock to the Holder pursuant to and in the form required by this Note within twenty (20) Business Days after the applicable conversion date.

4.2 Redemption Rights. Upon the occurrence and during the continuation of an Event of Default that has not been remedied within sixty (60) days, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to redeem. Each portion of this Note subject to redemption by the Company pursuant to this Section 4.2 shall be redeemed by the Company in cash at a price equal to 150% of the Principal Amount being redeemed (the “Event of Default Redemption Price”). To the extent redemptions required by this Section 4.2 are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 4.2, until the Event of Default Redemption Price is paid in full, the Principal Amount submitted for redemption under this Section 4.2 may be converted, in whole or in part, by the Holder into Common Stock pursuant to the terms of this Note. In the event of a partial redemption of this Note pursuant hereto, the Principal Amount redeemed shall be deducted from the Principal Amount due at maturity. The parties hereto agree that in the event of the Company’s redemption of any portion of the Note under this Section 4.2, the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 4.2 is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.

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ARTICLE V

SECURED NOTE

5.1 Secured Note. This Note is a secured obligation of the Borrower as set forth in that certain Security and Pledge Agreement by and between the Borrower and the Holder, dated as of the Issue Date (the “Security Agreement”), and such security interest shall be governed by the terms set forth therein.

ARTICLE VI

MISCELLANEOUS

6.1 Failure or Indulgence Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

6.2 Notices. All notices and other communications given or made pursuant to this Note shall be made in accordance with the Notice provisions set forth in the Purchase Agreement.

6.3 Entire Agreement; Amendment. This Note and the Purchase Agreement constitute the entire agreement of the parties relating to the subject matter hereof, and supersede all prior or contemporaneous agreements, promises, undertakings, negotiations, discussions or understandings. This Note shall not be modified or amended except in writing executed by both the Holder and the Borrower.

6.4 Assignability. This Note shall be binding upon and insure to the benefit of the parties hereto and their respective successors and assigns.

6.5 Cost of Collection. If default is made in any payment relating to this Note or the delivery of Common Stock upon conversion hereof, Borrower shall pay the Holder hereof all reasonable costs of collection or of obtaining such Common Stock, whichever is applicable, including but not limited to, reasonable attorneys fees and expenses and court and other related costs.

6.6 Governing Law. This Note shall be governed by and construed solely in accordance with the laws of the State of Nevada (including, but not limited to, Nevada statutes of limitations), other than choice of law provisions. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the civil or state courts of Nevada or in the federal courts located in the State and county of Clark, Nevada. Both parties agree to submit to the jurisdiction of such courts. Nothing contained herein shall be deemed or operate to preclude the Holder from taking legal action against the Borrower in any other jurisdiction to enforce a judgment or other decision in favor of the Holder. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any such provision, which may prove invalid or unenforceable under any law, shall not affect the validity or unenforceability of any other provision of this Note.

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6.7 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be deducted from the amounts owed by the Borrower to the Holder or refunded to the Borrower.

6.8 Construction. Each party acknowledges that it has had adequate advice and counsel, and agrees that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

6.9 Shareholder Status. The Holder shall not have rights as a shareholder of the Borrower with respect to unconverted portions of this Note. However, the Holder will have the rights of a shareholder of the Borrower with respect to the shares of Common Stock to be received after delivery by the Holder of a Conversion Notice to the Borrower.

6.10 Non-Business Days. Whenever any payment or any action to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of Florida, such payment may be due or action shall be required on the next succeeding business day and, for such payment, such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

6.11 Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note representing the outstanding Principal. If the Company is required to issue a new Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding, (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest, if any, on the Principal of this Note, from the Issuance Date.

6.12 CANCELLATION. After all Principal and other amounts at any time owed on this Note have been paid in full or this Note has been converted in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the [ ] day of October, 2014.

EWELLNESS HEALTHCARE CORPORATION

Name: Darwin Fogt
Title: Chief Executive Officer

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Exhibit A

Outstanding Indebtedness

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Exhibit B

EWELLNESS HEALTHCARE CORPORATION

CONVERSION NOTICE

Reference is made to the Convertible Note (the “Note”) issued to the undersigned by eWellness Healthcare Corporation, a Nevada corporation (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert all or a portion of the Principal Amount (as defined in the Note) of the Note indicated below into shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), as of the date specified below.

Conversion Date:

Aggregate Principal Amount to be converted:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

Issue to:

Facsimile Number:

Holder:

By:

Title:

Dated:

Account Number:

(if electronic book entry transfer)

Transaction Code Number:

(if electronic book entry transfer)

Installment Amount(s) to be reduced (and corresponding Installment Date(s)) and amount of reduction:

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